EXHIBIT 10.72

PORTIONS OF THIS EXHIBIT 10.72 MARKED BY AN *** HAVE BEEN OMITTED

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT

CALVIN KLEIN, INC.

January 31, 2008

WF Overseas Fashion C.V., itself, or by or through:

CK Jeanswear N.V.

CK Jeanswear Asia Limited

CK Jeanswear Europe S.r.l.

Calvin Klein Jeanswear Company

CKJ Holdings, Inc.

Re:	“Calvin Klein Jeans” Europe License Agreement
“Calvin Klein Jeans” Asia License Agreement
“Calvin Klein Jeans” North America License (including U.S., Canada, Mexico, Central and South America)
“Calvin Klein Jeans” Jeanswear Accessories License – Europe and Asia (each a “License”, and all collectively, the “Licenses”)

Ladies and Gentlemen:

As you know, Calvin Klein, Inc. (“CKI”), on the one hand, and, as the case may be, CK Jeanswear Europe S.r.l. (“CKJE”), CK Jeanswear Asia Limited (“CKJA”), WF Overseas Fashion C.V. (“WFOF”), Calvin Klein Jeanswear Company and CKJ Holdings, Inc. (individually, or collectively, as the case may be, “Warnaco”) are parties to the above-referenced Licenses.

This Letter Agreement, among other things, sets forth the terms and conditions upon which CKI is granting certain additional rights to Warnaco pursuant to which Warnaco may operate commercial e-commerce sites only in the applicable territories covered by each of the above-identified Licenses (the “Warnaco Territories,” which, for the purposes of the e-commerce rights described in this Letter Agreement, shall also include Central and South America for Jeanswear Accessories, subject to entry of a separate letter agreement attached hereto) (the “Web Sites”) and hereby amends each such agreement to provide for such additional rights, as set forth herein. All capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Licenses.

1. CKI anticipates that it may ***.

2. In the event that CKI ***. This obligation will survive termination of any or all e-commerce rights granted Warnaco hereunder.

3. Warnaco may develop and operate independent and/or common web sites (each, as defined below) for Jeanswear apparel and Jeanswear Accessories (as permitted and provided herein), subject to CKI’s design approval, as further provided herein, as to any such site, provided that products may only be sold to customers within the Warnaco Territories. A “common web site” means a Web Site featuring two or more of the following: Jeanswear apparel, Jeanswear Accessories, and/or Underwear provided such products are produced pursuant to the Licenses or Administration Agreement. An “independent web site” means a Web Site featuring one of the following: Jeanswear apparel, Jeanswear Accessories, and/or Underwear, provided such products are produced pursuant to the Licenses or Administration Agreement. The parties acknowledge that, except as specifically provided in Section 7 below, Warnaco has the right to operate a Calvin Klein Underwear Web Site and that CKI has no approval rights with respect to any such Calvin Klein Underwear Web Site (the terms and conditions of which shall be governed by the Administration Agreement between Warnaco Inc. and CKI). Such Calvin Klein Underwear site may be operated by or on behalf of Warnaco as an independent web site or as a common web site with Jeanswear and/or Jeans Accessories.

4. Institutional advertising (but not promotional materials such as hangtags, flashers, etc.) in connection with Jeanswear apparel and/or Jeanswear Accessories, may be “tagged” for CKI’s web site(s), as required by CKI, only

CONFIDENTIAL TREATMENT

until such time as, with respect to a given country, Warnaco has the Web Sites operating with complete fulfillment capabilities for such country, at which time advertising and promotional materials for such country may be “tagged” for the Web Sites, as applicable, for such country. For the avoidance of doubt, with respect to a given country, advertising and promotional materials of any kind or nature, including, without limitation, promotional materials such as hangtags, flashers, etc., shall not be “tagged” for the Web Sites until such time as Warnaco has the Web Sites operating with fulfillment capabilities for such country. Advertising and promotional materials for underwear may be “tagged” for cku.com (without regard to any approval or other rights of CKI). CKI will prominently refer to the applicable Web Sites (including Warnaco’s Underwear Web Site) as sources (not linkage) on its own web sites. Warnaco will prominently refer to applicable CKI web site(s) as sources (not linkage) on all of the Web Sites.

5. The Web Sites shall be used by Warnaco ***. Upon termination of all of the applicable licenses with CKI, Warnaco shall transfer all such jeanswear domain names (excluding, in all events, any domain name used for the Calvin Klein Underwear site) used for the Web Sites to CKI or its designee.

6. Warnaco shall ***.

7. CKI will have ***.

8. The Web Sites will be ***. Warnaco will maintain all such Web Sites (excluding, as applicable, any sites relating solely to underwear) in accordance with the foregoing and with any prototype or website guidelines provided by CKI to ensure consistency of appearance of the various Calvin Klein websites. All such Web Sites will comply in all respects with the design, quality and performance standards and requirements of CKI on an ongoing basis.

9. With respect to ***. Warnaco will take any necessary action to confirm or effect the foregoing sentence at CKI’s reasonable request and expense.

10. Warnaco will remit to CKI, ***, such payments to be made on a quarterly basis 30 days in arrears and accounted for quarterly and annually (including auditors’ yearly statements as referenced in Paragraph 6 above), all as specifically set forth in each of the Licenses.

11. Warnaco will ***. Warnaco will take any necessary action to confirm or effect the foregoing sentence at CKI’s reasonable request and expense.

12. The e-commerce rights granted hereunder *** and shall be given commensurate with such approvals under the specific underlying Licenses. Warnaco shall have the right to *** hereunder.

13. The term hereof shall be concurrent with that of the applicable License (subject to the applicable regional rescission or early termination provisions under each License).

14. Except as set forth herein, each of the Licenses shall remain in effect as originally stated therein. All defined terms used herein not otherwise defined herein shall have the definitions ascribed to them in the Licenses, as applicable.

15. To the extent there is any discrepancy between this Letter Agreement and any of the Licenses with respect to the subject matter hereof, this Letter Agreement shall govern and control.

16. This Letter Agreement shall be considered as having been entered into in the State of New York and shall be construed and interpreted in accordance with the laws of that State applicable to agreements made and to be performed therein.

17. This Letter Agreement, together with the other licenses referenced herein, shall constitute the only agreements between the parties covering the subject matter hereof, and supersedes and replaces (and incorporates) all other agreements whether oral or written relating thereto, including the Term Sheet executed between the parties as of December, 2007. This Letter Agreement and all licenses referenced herein may only be amended by a fully signed written agreement exchanged among the parties.

Please confirm your agreement with the foregoing by signing this Letter Agreement in the space provided below and returning a copy of the same to us.

Very truly yours,

CALVIN KLEIN, INC.
By:	/s/ Tom Murry
Name:	Tom Murry
Title:	Chief Operating Officer

AGREED TO AND ACCEPTED BY:

WF OVERSEAS FASHION C.V.
CK JEANSWEAR N.V.
CK JEANSWEAR ASIA LIMITED
CK JEANSWEAR EUROPE S.R.L.
CKJ HOLDINGS, INC.
CALVIN KLEIN JEANSWEAR COMPANY

By:	/s/ Stanley P. Silverstein
Name:	Stanley P. Silverstein
Title:	Executive Vice President – International Strategy and Business Development